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                             UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C. 20549

                      ----------------------------

                                FORM 8-K

                             CURRENT REPORT

                   PURSUANT TO SECTION 13 OR 15(d) OF
                  THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported): JULY 26, 2000



                        ALLEGIANT BANCORP, INC.
       (Exact name of registrant as specified in its charter)


      MISSOURI                001-15173               43-1519382
   (State or other        (Commission File         (I.R.S. Employer
   jurisdiction of             Number)              Identification
    organization)                                       Number)


                2122 KRATKY ROAD
               ST. LOUIS, MISSOURI                        63114
    (Address of principal executive offices)            (Zip Code)


  Registrant's telephone number, including area code: (314) 692-8200

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ITEM 5. OTHER EVENTS.

        Allegiant Bancorp, Inc., a Missouri corporation ("Allegiant"), entered into an Agreement and Plan of Merger, dated as of July 26, 2000 (the "Merger Agreement"), by and among Allegiant, Allegiant Acquisition Corporation, a wholly owned subsidiary of Allegiant ("Acquisition
Corp."), and Equality Bancorp, Inc. ("Equality"), pursuant to which Equality will become a wholly owned subsidiary of Allegiant by means of a merger of Acquisition Corp. with and into Equality (the "Merger"). Allegiant, a bank holding company registered under the Bank Holding
Company Act of 1956, as amended, reported total assets, on a consolidated basis, of approximately $827 million as of June 30, 2000. Equality, a savings and loan holding company registered under the Home Owners' Loan Act of 1933, as amended, reported total assets, on a consolidated basis, of approximately $329 million as of June 30, 2000. Allegiant is the bank holding company for Allegiant Bank, a Missouri state chartered bank, and Equality is the bank holding company for Equality Savings Bank, a Missouri state chartered bank ("Savings Bank").

        The Merger Agreement provides that the consummation of the Merger is subject to the satisfaction or waiver, if applicable, of certain conditions precedent, including (i) the requisite approval by the stockholders of Equality (the "Equality Stockholders") of the Merger Agreement, (ii) the requisite approval by the shareholders of Allegiant with respect to the issuance of common stock of Allegiant to the Equality Stockholders pursuant to the Merger Agreement, (iii) the requisite approval of the Board of Governors of the Federal Reserve System, the Office of Thrift Supervision and any other required banking authorities, (iv) the filing of, and the receipt of an order of effectiveness with respect to, a Registration Statement by Allegiant with respect to the shares of common stock of Allegiant to be issued to the Equality Stockholders pursuant to the Merger Agreement, (v) the written opinion of counsel to the effect that the Merger will constitute a tax-free reorganization under the Internal Revenue Code of 1986, as amended, (vi) the receipt by each of Allegiant and Equality of a written fairness opinion from its respective independent financial advisor,
(vii) the approval for listing by the Nasdaq National Market of the shares of common stock of Allegiant to be issued to the Equality Stockholders pursuant to the Merger Agreement and (viii) all material consents or approvals of governmental agencies or bodies required in connection with the Merger. The Merger will become effective upon the filing of a Certificate of Merger with the Secretary of State of the State of Delaware, or at such later date or time as may be set forth in the Certificate of Merger (the "Effective Time").

        At the Effective Time, and subject to certain adjustments, each issued and outstanding share of Equality common stock held by the Equality Stockholders immediately prior to the Effective Time will be automatically converted into the right to receive 1.118 shares of Allegiant common stock. The exchange ratio is subject to possible adjustment based upon certain reconcilements expected to be completed before the joint proxy statement/prospectus relating to the proposed Merger is mailed to stockholders of Allegiant and Equality.

        Concurrently with the execution of the Merger Agreement, Allegiant and Equality entered into an Option Agreement (the "Option Agreement") pursuant to which Equality granted Allegiant an option (the "Option") to purchase up to 474,000 shares of Equality common stock at an exercise price of $9.50 per share. The Option was granted by Equality as a condition of and in consideration for Allegiant's entering into the Merger Agreement.

        The occurrence of certain events described below could cause the Option to become exercisable, which could significantly increase the cost to a potential acquiror of acquiring Equality or a significant portion of its assets or business compared to the cost had the Option Agreement not been entered into. Consequently, the Option may have the effect of discouraging persons who might now or prior to the consummation of the Merger be interested in acquiring Equality (or a significant interest in Equality) from considering or proposing such an acquisition, even if such persons were prepared to pay a higher price per share for Equality common stock than the price per share as provided by the Merger Agreement, or may result in a potential acquiror proposing to pay a lower per share price than it might otherwise have proposed to pay.


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        The maximum number of shares issuable pursuant to the Option represents 19.9% of the issued and outstanding shares of Equality common stock. In the event Allegiant acquires shares pursuant to the Option, it could vote those shares in the election of directors of Equality and other matters requiring a stockholder vote, thereby potentially having a material impact on the outcome of such matters.

        Allegiant may exercise the Option, in whole or in part, at any time or from time to time until the occurrence of an Exercise Termination Event (as defined below) if, but only if both a Triggering Event (as defined below) and an Exercise Event (as defined below) shall have occurred before the exercise of the Option. Each of the following shall be an "Exercise Termination Event": (i) the Effective Time of the Merger; (ii) the termination of the Merger Agreement (a) by mutual agreement of the parties, (b) as a result of the issuance of a final nonappealable denial of a required regulatory approval or the issuance of a final nonappealable order enjoining the transactions contemplated by the Merger Agreement, (c) in the event that the Merger shall not have been consummated on or before March 31, 2001 or (d) in the event of a material breach or failure to perform by Allegiant which is not remedied within 30 days of notification of such breach or failure to perform;
(iii) the termination of the Merger Agreement in accordance with the provisions thereof if such termination occurs before the occurrence of a Triggering Event; or (iv) the passage of nine months after termination of the Merger Agreement (other than a termination of the Merger Agreement pursuant to (ii) above) if such termination follows the occurrence of a Triggering Event.

        The term "Triggering Event" means any of the following events or transactions: (i) Equality or Savings Bank, without having received Allegiant's prior written consent, shall have entered into an agreement to engage in an Acquisition Transaction (as defined below) with any person other than Allegiant or any of its affiliates, the Board of Directors of Equality shall have recommended that the Equality Stockholders approve or accept any Acquisition Transaction other than as contemplated by the Merger Agreement, the Board of Directors of Equality shall have withdrawn its recommendation or failed to recommend that the Equality Stockholders vote for the Merger Agreement and the Merger or Equality shall have acted inconsistently with the terms of the Merger Agreement; (ii) any person other than Allegiant or an affiliate of Allegiant shall have acquired beneficial ownership or the right to acquire beneficial ownership of, or commenced a tender offer or exchange offer for, 25% or more of the outstanding shares of Equality common stock; (iii) any person other than Allegiant or an affiliate of Allegiant shall have made a bona fide proposal to Equality or Savings Bank by public announcement or written communication that is or becomes the subject of public disclosure to engage in an Acquisition Transaction; or (iv) any person other than Allegiant or an affiliate of Allegiant, other than in connection with a transaction to which Allegiant has given its prior written consent, shall have filed an application or notice with the Office of Thrift Supervision or other federal or state bank regulatory authority, which application or notice has been accepted for processing, for approval to engage in an Acquisition Transaction. The term "Acquisition
Transaction" means (a) a merger, consolidation, share exchange or similar business combination transaction involving Equality or Savings
Bank, (b) a purchase, lease or other acquisition of 25% or more of the assets of Equality or Savings Bank or (c) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing 25% or more of the voting power of Equality or Savings Bank.

        The term "Exercise Event" means either of the following events or transactions: (i) the acquisition by any person of beneficial ownership of 25% or more of the then outstanding Equality common stock without giving effect to any shares subject to or issued pursuant to the Option; or (ii) the execution by Equality or Savings Bank of an agreement for an Acquisition Transaction with any person other than Allegiant or any of its affiliates.


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        In connection with the execution of the Merger Agreement, each of the directors of Equality, in his or her capacity as a shareholder of Equality, entered into a Voting Agreement, dated July 26, 2000, pursuant to which, among other things, each such director agreed to vote all of the shares of Equality common stock over which such director has voting power in favor of the Merger and the Merger Agreement. Such Voting Agreements relate to an aggregate of 365,683 shares of Equality common stock.

ITEM 7. EXHIBITS

        1.1   Agreement and Plan of Merger, dated as of July 26,
              2000, by and among Allegiant Bancorp, Inc., Allegiant Acquisition Corporation and Equality Bancorp, Inc.

        1.2 Option Agreement, dated as of July 26, 2000, by and between Allegiant Bancorp, Inc. and Equality
              Bancorp, Inc.

        1.3 Form of Voting Agreement, dated July 26, 2000, included as Exhibit B to the Agreement and Plan of Merger attached as Exhibit 1.1 hereto.

        99.1  Press Release dated July 26, 2000.

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                            SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, Allegiant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 1, 2000

                    ALLEGIANT BANCORP, INC.



                    By  /s/ Thomas A. Daiber
                       ----------------------------------------------
                       Thomas A. Daiber, Senior Vice President and
                       Chief Financial Officer

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                           EXHIBIT INDEX


Exhibit No.                      Description
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    1.1     Agreement and Plan of Merger, dated as of July 26, 2000, by and among Allegiant Bancorp, Inc., Allegiant Acquisition Corporation and Equality Bancorp, Inc.

    1.2 Option Agreement, dated as of July 26, 2000, by and between Allegiant Bancorp, Inc. and Equality Bancorp, Inc.

    1.3 Form of Voting Agreement, dated July 26, 2000, included as Exhibit B to the Agreement and Plan of Merger attached as
            Exhibit 1.1 hereto.

   99.1     Press Release dated July 26, 2000.